HIGH FLYTE INTERNATIONAL LTD. IN TRUST

                                  The Licensor

                                      -and-

                            OPTIMA GLOBAL CORPORATION


                                  The Licensee


                                LICENCE AGREEMENT
                               -------------------


                         DOUGLAS, STEW ART & MORNINGSTAR
                             Barristers & Solicitors
                          55 King Street, Suite 400
                         St. Catharines, Ontario, Canada
                                     L2R 3H5

                        Canadian Corporate Solicitors for
                     HIGH FLYTE INTERNATIONAL LTD. IN TRUST


                         Attention: Mr. Mark F. Stewart





                                TABLE OF CONTENTS
                                                         Page
Parties and Recitals                                                          1

Article One: Interpretation
Section 1.01 Specific Definitions                                           2-4

Article Two: Grant of Licence
Section 2.01 Grant                                                            4
        2.02 Exclusive in the Territory                                       5
        2.03 Loss of Exclusive Rights                                         5


Article Three: Royalties and Payments
Section 3.01 Exclusive Territory                                            5-6
        3.02 Time and Manner of Quarterly Payments                          6-7
        3.03 Inspection or Audit                                            7-8


Article Four: Period of Licence
Section 4.01 Term                                                             8
        4.02 Renewal                                                          8

Article Five: Patent Applications
Section 5.01 Good Faith Negotiations                                          8

Article Six: Representations, Warranties and Covenants
Section 6.01 Licensor's representations, warranties
             & covenants                                                   9-10
        6.02 No other representations, warranties
             & covenants                                                     10
        6.03 Licensee's representations,
             warranties & covenants                                       10-11

Article Seven: Technology
Section 7.01 Technical information/Assistance
             from Licensor                                                   11

Article Eight: Confidentiality
Section 8.01 Confidentiality                                              11-12

Article Nine: Marketing
Section 9.01 Demand for Product in the Territory                          12-13
        9.02 Marketing Plan                                                  13

Article Ten: Maintaining Exclusivity
Section 10.01 Annual Minimum Performance in the Territory                   13
        10.02 Consequences of Default in 2002 and thereafter              13-14

Article Eleven: Protection of Licenced Technology
Section 11.01 Infringement                                                   14
        11.02 Validity                                                       15
        11.03 Grey Market Sales                                              15
        11.04 Marking                                                        15
        11.05 Quality Control                                                15

Article Twelve: Licence Improvements
Section 12.01 Patent  Improvements  by Licensor                              15
        12.02 Patent  Improvements by Licensee or Affiliate               15-16
        12.03 Consultation with Licensor                                     16

Article Thirteen: Sample and Parts
Section 13.01 Purchase of Units from Licensee                                16

Article Fourteen: Non-Competition
Section 14.01 Non-Solicitation and Non-Competition                        16-17

Article Fifteen: Termination
Section 15.01  Termination by Licensor                                    17-18
        15.02  Termination by Licensee                                       18
        15.03 Force Majeure                                                  18
        15.04 Results of Termination or Expiry                            18-19

Article Sixteen: Insurance
Section 16.01 Disclaimer of Liability                                        19

Article Seventeen: General
Section 17.01 Governing Law                                                  19
        17.02 Arbitration                                                 19-20
        17.03 Notice                                                         20
        17.04 Assignment and Change of Control                            20-21
        17.05 Waiver                                                         21
        17.06 Funds                                                          21
        17.07 No Partnership                                                 21
        17.08 Severability                                                   21
        17.09 Counterparts                                                   21
        17.10 Facsimile                                                      21
        17.11 Successors and Assigns                                         21

Signatures                                                                   22

Schedule "A" -Jurisdictions of Patent                                        23
Schedule "B" -Third Party Confidentiality & Ownership Agreement           24-26

                               LICENCE AGREEMENT

This Agreement is made this 1 day of September,2000.

BETWEEN:


                         HIGH FLYTE INTERNATIONAL LTD.
                In trust, a company incorporated under the laws
                                  of Bermuda,


                   (hereinafter called the "Licensor")

                                     -and-



                           OPTIMA GLOBAL CORPORATION,
                   a Delaware public company having its head
                    office at 205 Worth A venue, Suite 201,
                          Palm Beach, Florida, U.S.A.

                      (hereinafter called the "Licensee")



     WHEREAS the Licensor is the trustee for the owner of certain new and useful inventions and improvements which includes electronic scoring dart boards, and intends to grant the Licensee an exclusive license in the Territory to all right, title and interest in and to U .S. Patent No. 5,486,007 issued January 23, 1996, and Continuation in Part No. 5,613,685 issued March 25, 1997, relating to electronic scoring dart boards;


     AND WHEREAS the Licensee wishes to obtain an exclusive licence in the Territory to manufacture, market, advertise, sell or otherwise distribute an electronic scoring dart board (hereinafter defined as the "Licenced Products"), and a licence under the Licenced Patent and other intellectual property rights of the Licensor for the Territory;


     AND WHEREAS the Licensor has full power and authority to enter into this Agreement;


     NOW THEREFORE in consideration of the premises and the mutual covenants herein contained, the parties agree as follows:

                                  ARTICLE ONE

                                 INTERPRETATION

1.01 Specific Definitions. Whenever used in this Agreement, including the recitals and schedules unless there is something in the subject matter or context inconsistent therewith, the following words and terms shall have the respective meanings ascribed to them as follows:

     (a) " Affiliate" of a person shall be interpreted broadly to apply to any person, corporation, firm or other entity which controls, is controlled by or is under common control of such person, ("control" shall also be interpreted broadly) and includes any corporation the majority of the shares of which carrying the right to elect at least a majority of the directors are held, directly or indirectly, by or through any other corporation or corporations, by that person;

     (b ) " Agreement" means this Agreement entitled "Licence Agreement" and the schedule annexed hereto;

     (c)  "Change  of  Control"  means,  in  the  case  of  any  corporation  or partnership, the transfer or issue by sale, assignment, subscription, transmission on death, mortgage, charge, security interest, by operation of law, or otherwise, of any shares, voting rights or interest which would result in any change in the effective control of such corporation or partnership, unless such change occurs as a result of trading in the shares of a corporation listed on a recognized stock exchange in Canada or the United States and then only so long as the Licensor receives assurances reasonably satisfactory to it that there will be a continuity of management and of business practices of such corporation or partnership notwithstanding such change of control;

     (d) "Copyright Work" means all printed, written or other materials and works (including the Technical Information and computer programs and chips) relating to the Licenced Products; I I

     (e) "European Economic Community" means those countries in Europe belonging to the common market organization initially arising from the Treaty of Rome, and, including those additional countries admitted as full members, as of 1986; being Belgium, France, the Federal Republic of Germany, Italy, Luxembourg, Netherlands, Denmark, Ireland, Britain, Greece, Spain and Portugal, hereafter collectively referred to in abbreviation as the "E.E.C.";

     (f) "Force Majeure" means any event of fire, flood or other act of God; strikes, lockout or other labour disturbances; freight embargoes, blockages and government restrictions or regulations, war (declared or undeclared); riots, insurrections, or other civil commotions; or any other event or cause whether similar or dissimilar to the foregoing, beyond the control of the party claiming the benefit thereof;

     (g) "Gross Sales" for a particular period means the total invoice price charged by the Licensee, or any Affiliate of the Licensee, in United States dollars for all Licensed Products Sold or Distributed by the Licensee during the Term of this Agreement or any extensions or renewals hereof less all deductions allowed to or in respect of such total invoice price only if they are set forth separately on each invoice evidencing the sale or distribution of such Licenced Product or in any accompanying or subsequent credit voucher relating thereto, including as an allowed deduction all (i)sales, excise, consumption and similar type taxes; (ii) freight, transportation, and insurance costs paid by the Licensee; and (iii) special order or cash discounts. In computing the Gross Sales for a particular period, each charge, sale or distribution upon installment or credit shall be treated as a sale or distribution for the full invoice price in the month during which such charge, sale or distribution shall be made, irrespective of the time when the Licensee shall receive payment (whether full or partial) therefore. The words "Sold", "Sale" or "Distribution" means for the purposes of this Agreement the shipment of a Licenced Product to a party;

     (h) "Improvement" means any design change or design modification made by the Licensee or the Licensor to the Licenced Products or any, process or apparatus related to the Licenced Products or forming part of the Technical information;

     (i) "Licenced Patent" means any applications (including any proposed applications in respect to any variation or Improvement of the Licence Products) for or grants of patents in the Territory covering the Licenced Products their composition, design, manufacture and sale, and includes:


          (a) U.S. Patent 5,486,007 issued January 23, 199d, and Continuation in Part No. 5,613,685 issued March 25, 1997, and those Patents relating to the Licenced Product outside the Territory attached hereto as Schedule " A;


          (b ) any patents resulting there from; and


          (c) reissues,    divisions,   continuations,    continuations-in-part,
extensions,   renewals,   substitutions,   confirmations,   registtations    and
revalidations of any such patents or patent applications;


     (j) "Licenced Products" (in the singular referred to as a "Licenced Product") means an electronic scoring dartboard Unit, consisting of an electro-mechanical dartboard, a display scoreboard, related electronic and mechanical components (including computer chip and software program) and cabinetry , all of which are so interrelated that when the dartboard is struck by a dart the appropriate score for one or more dart games will be calculated, properly cumulated, and displayed on the scoreboard for each dart game player, and any such other similar dart products which may be covered by the Licenced Patent or the Copyright Works, or any Improvements therein, or which may require the use or employment of, are based on, or are produced using the Technical Information, including any Improvements thereto;

     (k) "Licensee" means OPTIMA GLOBAL CORPORATION, a Delaware public company with it head office at 205 Worth Avenue, Suite 201, Palm Beach, Florida, U,S.A.;


     (I) "Licensor" means HIGH FLYTE INTERNATIONAL LTD. In Trust, a company incorporated under the laws of Bermuda;

     (m) "Part" means any spare, replacement or component part for any Licenced Product supplied by the Licensee, directly or indirectly, pursuant to this Agreement;

     (n) "Person" includes a corporation, firm or partnership;

     (o) "Technical Information" means all data, know-how, technology, designs, drawings, studies, test results, manuals, programs, software, technical and other information, patented or unpatented, protected by copyright or unprotected, and owned or controlled by the Licensor relating in any way to the Licenced Products;

     (P) "Territory" means the World or such countries in the World if the Territory is reduced;

     (q) "Trade Mark" means the trademarks "OPTIMA DARTS", "REAL DARTS" and "DUAL DARTS" any design form of "OPTIMA DARTS", "REAL DARTS" and "DUAL DARTS" or any trademarks or any design form of any such trademarks used or intended to be used by the Licensor or the Licensee to identify the Licenced Products in the Territory whether registered or unregistered so long as such trademarks or design form of such trademarks does not infringe the proprietary rights of any third party ;

     (r) "Unit" means one substantially complete Licenced Product whether in assembled or disassembled form. "Commercial Unit" shall mean a Unit intended for ultimate sale or distribution to, and use in, commercial, business or institutional establishments and "Non-Commercial Unit" shall mean a Unit intended for ultimate sale or distribution to the home consumer; and

     (s) "World" means all countries of the World.



                                   ARTICLE TWO

                                GRANT OF LICENCE

2.01 Grant. Upon the terms, royalty payments and conditions set forth herein, the Licensor grants to the Licensee for the Term of this Agreement:

2.02 Exclusive in the Territory.

     (a) an exclusive right and licence to manufacture, market, sell, advertise or otherwise distribute the Licenced Product in the Territory;

     (b ) an exclusive right and licence to use the Licenced Patents, the Copyright Works and the Technical Information in the Territory to the extent necessary to manufacture, advertise, market, sell or otherwise distribute the Licenced Products;

     (c) an exclusive right and licence to use the Trade Mark in association with the Licenced Products and the Parts in the Territory;

     Provided that the above grants shall not be construed as a licence by implication or otherwise, under any patent applications or patents, or under any trademark or copyright applications or trademarks or copyrights owned by the Licensor or under which the Licensor has or acquires the right to grant licences, other than those fitting within the definition of Licenced Products, Copyright Works, Technical Information, Trademarks, and within the Territory or the World, as the case may be, as defined herein;


2.03 Loss of Exclusive Ri2hts. If the Licensee loses the exclusive right pursuant to Article Ten for failure to meet the annual minimum performance levels, then, in each case, if, and only if, the Licensor by written notice permits the Licensee to continue with the non-exclusive rights in the Territory and/or such one or more countries in the World, as the case may be, any other non-exclusive licensee will be required to pay at least the same or equivalent percentage royalty that the Licensee is required to pay pursuant to this Agreement or such other agreement in effect at that time.



                                 ARTICLE THREE

                             ROYALTIES AND PAYMENTS

3.01 Exclusive Territory. In consideration of the Licensor granting to the Licensee the exclusive rights in the Territory hereunder the Licensee shall pay to the Licensor the following payments:


     (a) Licence AcQuisition Fee -The Licensee shall pay to the Licensor the sum of $NIL on the execution of this Agreement;


     (b) Percentage Royalty -The Licensee agrees commencing on the date hereof, to pay quarterly to the Licensor the continuing percentage royalties calculated as follows:

     (i) On all Commercial Units and Non-Commercial Units Sold or Distributed during the Term of this Agreement, a sum equal to four percent (4%) of the Gross Sales charged by the Licensee; and


     (ii) Throughout the term of this Agreement, a sum equal to fifteen percent (15%) of the Gross Sales charged by the Licensee for Parts.


3.02 Time and Manner of Quarterly Payments.


     (a) Quarterly Payments: Commencing on the date hereof, the Licensee shall pay to the Licensor the above percentage royalties referred to in this Agreement on a quarterly basis in each year. The respective quarters shall end upon the last days of December, March, June and September in each year. The payments for each quarter shall be paid forty-five (45) days following the end of the quarter and are to be made on the 15th day of February, May, August and November respectively in each year;


     (b ) Reports: On each payment date the Licensee is also to furnish to the Licensor a written report for such preceding quarter stating all facts reasonably necessary to determine the royalties payable in respect of such prior period, including:


     (i) the aggregate total invoice price charged by the Licensee for all Units and Replacement Parts Sold;

     (ii) the number of Units manufactured and Sold by the Licensee;

     (iii) the aggregate of continuing percentage royalties due to the Licensor in respect thereof;


     (iv) the Gross Sales  received by the Licensee,  as that term is defined in
Section 1.01 (f) of this Agreement.

PROVIDED that the Licensee shall maintain available for inspection by the Licensor in accordance with Section 3.05 below adequate records including but not limited to:

     (x) a list of all Units produced including the Parts incorporated therein, by reference to their serial numbers and if there has been a Sale or Distribution for sale, showing the dates said Units were Sold or Distributed for sale and the name and address of the purchaser and/or distributor; and

     (y) a list of all Parts and Replacement Parts Sold or Distributed by the Licensee, showing the dates of Sale or Distribution and the name and address of the purchaser and/or distributor.


     (c) No Setoff. etc. The above royalties and payments referred to in this Section will be remitted to the Licensor at the times referred to above without deduction or setoff of any nature or kind whatsoever, except for any taxes required to be withheld and remitted by the Licensee on behalf of the Licensor, and subject to any relief or reduction in withholding provided by any Tax Treaty or Convention which may apply.

     The Licensee shall promptly furnish the Licensor with a photostat copy of the official receipts of the appropriate tax authorities for the amount of tax if any deducted and any other evidence of payment satisfactory to the Licensor .

     (d) Payment to Nominee. The Licensor shall have the right to have payments due to it made to its nominee and receipt of any such payment by any such nominee shall release the Licensee from any further obligation to the Licensor to make the payments so received. The Licensee shall not be responsible if the Licensor and not the nominee is paid;


     (e) Overdue Payments. If the Licensee fails to make any royalty or other payments pursuant to this Agreement on a timely basis, such royalties or payments shall bear interest at a floating rate equal to two percent (2%) over the prime rate of interest established by Citibank N.A. [New York State] or its successor as its prime rate for commercial loans and calculated from the date when such royalty fee or other payment was due to the actual date of payment;

     (f) Royalty Reduction. In the event the Term of this Agreement is extended, on the expiry, lapse or termination of the last to expire of the Licenced Patents or upon any holding by any court of competent jurisdiction that any subsisting Licenced Patents are invalid, the royalties payable pursuant to this Article Three shall be reduced by one percent (1%) being the amount allocated by the Licensor to the Licenced Patents.


3.03 Inspection or Audit. During the Term of this Agreement or any renewals or extensions:


     (a) the Licensor or its authorized representative, shall, upon thirty (30) days prior written notice, have access to the books and records of the Licensee, during normal business hours to the extent necessary to audit the same and to verify the calculation of any royalty fee or other payment referred to in this Agreement or the attainment of the minimum performance levels set out in Article Ten of this Agreement.

     (b) In the event that any such audit shall disclose an understatement of any royalty fee or other payment, the Licensee shall immediately pay such amount to the Licensor; provided further, that if any such audit shall disclose an understatement of any royalty fee or other payment of three per cent (3%) or more, the Licensee shall pay the Licensor within fifteen (15) days after receipt of notice from the Licensor, the costs of the audit incurred by the Licensor together with interest at an annual rate equal to two percent (2%) above the rate established by Citibank

N.A. [New York State] or its successor from time to time as its prime interest rate for commercial loans made in New York State calculated from the date when such royalty fee or other payment was due to the actual date of payment.

     (c) The parties acknowledge and agree that accounting statements or reports provided by the Licensee which the Licensor does not challenge shall be deemed to be final and conclusive two (2) years after same are rendered.



                                  ARTICLE FOUR

                               PERIOD OF LICENCE

     4.01 This agreement shall continue in force for ten (10) years commencing on September lst, 2000, and shall expire on the 31st day of August, 2010, (the "Term") unless the Term is extended as set out in this section or terminated as set out in Article 15.

     4.02 Renewal. At the request of the Licensee by notice in writing served upon the Licensor and made not less than six (6) months before the expiry of this Agreement and, provided all the terms and conditions of this Agreement have been observed and performed by the Licensee to such date including the minimum performances set out in Article Ten, the Term of the licence hereby granted shall be extended for a further initial renewal period of five (5) years (with a second renewal period of five (5) years) upon the same terms and conditions of this Agreement except for a right of renewal and minimum performance requirements to be negotiated (in no event less than the minimum performance requirements during the final year of the initial term) failing which, this Agreement shall be automatically terminated. The Licensee shall pay on each notice of renewal a renewal fee of $150,000.00 (U.S), payable to the Licensor as it directs.

                                  ARTICLE FIVE

                               PATENT APPLICATIONS

     5.01 Good Faith  Negotiations.  The parties  acknowledge  that the Licensed
Patent has potential applications other than the Licensed Products in other industries (the "Additional Products") and that the Licensor intends to accordingly exploit the Licensed Patents throughout the World. The parties further acknowledge that they recognize the mutual benefits that may come to each other if the Licensor and/or Licensee separately or in consultation with each other develop Additional Products in respect to which the Licensor desires to grant to the Licensee, rights to manufacture, market and distribute such Additional Products upon terms and conditions satisfactory to both parties. The Licensor and Licensee agree to negotiate in good faith mutually satisfactory terms, including royalties, permitting the Licensee, to manufacture, market and distribute such Additional Products designed and developed by the Licensor and/or the Licensee separately or in consultation with each other, within the Territory or Territories agreed to at such time or times.

                                  ARTICLE SIX

                    REPRESENTATIONS. WARRANTIES AND COVENANTS


6.01 Licensor's Representation. Warranties and Covenants. The Licensor represents, warrants and covenants that during the Term of this Agreement or any extension or renewal thereof:

     (a) It has and will continue to have all right and title in and to the Licenced Patents, the Copyright Works, the Trade Mark and the Technical Information, which is necessary to effectively grant the licences granted to the Licensee pursuant to this Agreement;

     (b) It will take all reasonable steps to keep the Licensed Patent in force and duly renewed in the Territory, or the rest of the World, as the case may be, provided any fees, expenses or annuities necessary to process to completion or to maintain the Licenced Patent in force shall be paid by the Licensee or if paid by the Licensor, reimbursed by the Licensee fourteen (14) days following proof of payment;


     (c) The U.S. Patent No. 5,486,007 issued January 23, 1996, and Continuation in Part No. 5,613,685 issued March 25, 1997, will be in force, and the Licensor has obtained or applied for Patents in the jurisdictions set out in Schedule " A " attached to this Agreement;


     (d) The Licensor is not aware of and has no  knowledge  of any  proceedings
pending  or  threatened  for  the   expungement,   revocation,   impeachment  or
cancellation of the application;

     (e) It is not aware of any claim or assertion of any person that the manufacture and sale of the Licenced Products in the Territory will infringe any proprietary rights of any other person;

     (f) The Licensor will in accordance with the terms and conditions of this Agreement ensure that the rights granted herein to the Licensee remain exclusive in the Territory;

     (g) The Licensor shall not disclose the business and affairs of the Licensee to any third party and shall in this regard maintain confidential any report or financial information received by the Licensor from the Licensee pursuant to this Agreement and marked "Confidential";

     (h) Neither the execution nor the delivery of this Agreement by the Licensor nor the fulfillment of or compliance with the terms and provisions hereof by the Licensor shall contravene any provision of law, including without limitation, any statute, rule, regulation, judgment, decree, order or permit applicable to the Licensor;

     (i) The Licensor knows of no prior use of the Trademark by others than those authorized by the Licensor as of the date of this Agreement; and

     (j) It will negotiate in good faith in accordance with Article 5, such further licence agreement(s) for the use of the Licenced Patents in respect to Additional Products designed and developed by the Licensor and/or Licensee
(which the Licensor has the right to grant licences in respect to) for use in other industries, not falling within the definition of Licenced Products hereunder.

6.02        No   Other   Representations.    Warranties   and   Covenants.    No
representations, warranty or covenant is given or made by the Licensor to the Licensee other than those expressly set out in Section 6.01 above.

6.03 Licensee's Representations. Warranties and Covenants of Licensee. The Licensee hereby represents, warrants and covenants to the Licensor as follows:

     (a) The Licensee has full right, power and authority to enter into this Agreement and there is no impediment which would inhibit their ability to perform the terms and conditions imposed upon it by this Agreement;

     (b) This Agreement has been duly authorized by all necessary action and constitutes a valid and binding obligation of the Licensee enforceable in accordance with its terms;

     (c)  The   Licensee   will   obtain  all   necessary   permits,   consents,
authorizations, approval or licences to export the Licenced Products outside the Territory provided same can be obtained;

     (d) The Licensee agrees to insure, maintain, repair, redesign, improve, refine or modify the existing machinery, stamping, tools and apparatus owned by the Licensor and used to manufacture and assemble the Licenced Product prototypes, and further covenants to design and develop production tooling (including tooling for the die cast or plastic target web and cups), stamping (including stamping for the steel cladding target segments) or machinery (including automated machinery for the cup-filling process) all at the Licensee's expense necessary to fulfill its obligations hereunder;

     (e) The Licensee shall upon execution of this Agreement complete any outstanding redesign of the software and hardware as contemplated by the parties and discussed in the negotiations leading up to this Agreement. Upon completion of the software and hardware design, the Licensee shall provide to the Licensor one fully documented copy of all such Technical Information including, without limitation, the source codes, hardware layout and schematics; and

     (f) It will negotiate in good faith such further licence agreement(s) for the use of the Licensed Patents in respect to Additional Products designed and developed by the Licensor and/or Licensee (which the Licensor has the right to grant licences in respect to) for use in other industries not falling within the definition of Licensed Products hereunder.



                                 ARTICLE SEVEN

                                   TECHNOLOGY

7 .01      Technical  Information/Assistance  from Licensor.  The Licensor shall following execution of this Agreement, upon the request of the Licensee, and upon reasonable notice, promptly and diligently:

     (a) make available the Technical Information, as well as specifications and skills, owned or controlled by the Licensor relating to Licenced Products including reports and other material generated by the Licensor or under the supervision or control of the Licensor; and

     (b) provide at the Licensor's standard hourly charges applicable from time to time (currently $150.00 per hour), plus charges on account of all reasonable out of pocket expenses and disbursements including travel and lodging costs, such advice as the Licensee may reasonably require, and the Licensor may have available, to assist in matters relating to the production, processing, and manufacturing of the Licenced Product.



                                 ARTICLE EIGHT

                                CONFIDENTIALITY

8.01 The Licensee acknowledges that all information and documentation including the Technical Information made available or disclosed by the Licensor as a result of or related to this Agreement up to the time of the Licensee's first sale of the Licenced Products, and thereafter all information and documentation expressly marked as "Confidential Information" shall be received and treated on a confidential and restricted basis (the "Confidential Information");

8.02 The Licensee shall keep all Confidential Information in the strictest confidence and it will not disclose any information to third persons other than:

     (a) where disclosure is required by law and there is no reasonable alternative to such disclosure;

     (b)  in  confidence  to  professional   advisors  in  connection  with  the
performance of their professional services;

     (c) where disclosure is necessary for other legitimate business reasons and is made with the prior written consent of the Licensor, or the party to whom the Confidential Information is disclosed first executes the Licensor's Standard Third party Confidentiality and Ownership Agreement attached hereto as Schedule "C";

     (d) to a court determining the rights of the Licensee and the Licensor under this Agreement provided that the parties shall co-operate in applying for a protective order;

     (e) pursuant to the disclosure requirements of any other contract between the parties; or

     (f)  to  a   government   department   or   agency   in   connection   with
non-discretionary filings or claims made by the Licensee,

     PROVIDED that as a precondition to dealing with any third party the Licensee shall cause such party to first execute the Licensor's standard Third Party Confidentiality & Ownership Agreement attached hereto as Schedule "B" and provide a copy to the Licensor forthwith.


8.03 Notwithstanding section 8.02, the Licensee shall not be obliged to keep in confidence and shall not incur any liability for disclosure of Confidential Information which:

     (a) has been published or is otherwise within the public knowledge or is generally known to the public at the time of its disclosure to the Licensee and became so without any breach of this Agreement;

     (b) comes into the public domain without any breach of this Agreement; or

     (c) becomes known or available to the Licensee, other than as a result of the activities of the Licensor, or any Affiliate of the Licensor, and without any breach of this Agreement by the Licensee.



                                  ARTICLE NINE

                                   MARKETING

9.01 Demand for Products in the Territory. The Licensee undertakes to use commercially reasonable efforts to create a continuous demand for the Licenced Products in the Territory by including, but not limited to, advertising regularly the Licenced Products in established trade journals and reasonably attending and displaying the Licenced Products annually at exhibitions and trade shows. The Licensee further undertakes to use its reasonable efforts to market and distribute the Licenced Product by means that best maximizes the Licensee's sales price of the Unit to purchasers in the Territory.

9.02 Marketing Plan. At the commencement of each year during the Tenn of this Agreement, the Licensee shall provide to the Licensor a copy of its annual marketing plan developed to promote the sale and distribution of the Licenced Products.



                                  ARTICLE TEN

                            MAINTAINING EXCLUSIVITY

10.01(i)      Annual Minimum Performance in the Territory.  In order to maintain the exclusive rights in the Territory, the Licensee shall sell in the Territory the following annual minimum number of Units during the Tenn of this Agreement:

                    Commercial  Units                Non-Commercial  Units
2000                -no minimum Units                no minimum Units
2001                -1,000  Units                    1,000 Units
2002                -2,500  Units                    2,500 Units
2003                -5,000  Units                    7,500 Units
2004 and thereafter
 in each year       -7,500 Units                     10,000 Units

     Provided that if the Licensee does not meet the minimum performance levels required for any year, it may preserve the exclusive nature of this Licence by paying on or before December 31st, in each year, the percentage royalty otherwise payable on the Units not sold. For the purpose of this required minimum exclusivity amount only, the percentage royalty payable by the Licensee shall be calculated at the applicable percentage rate set out in Section 3.01(b) and Gross Sales shall be computed on the basis that each Unit not sold, had a deemed net invoice price (including allowable deductions) equal to $2,500.00 (U.S.) for the Commercial Unit and $500.00 (U.S.) for the Non-Commercial Unit.


10.02 Consequences of Default in 2002 and thereafter. If the Licensee fails to meet the minimum performance levels in the Territory in the year 2002 and after, the Licensor may in its sole discretion after giving thirty (30) days written notice to the Licensee either:

     (a) permit the Licensee to preserve the exclusive nature of this Licence by paying to the Licensor in each quarterly payment period required from time to time, the amount of royalties that would otherwise be due and owing to the Licensor had the minimum performance levels been met. For the purposes of this required minimum exclusivity amount, the percentage royalty payable by the Licensee shall be calculated at the applicable percentage rate and Gross Sales shall be computed on the basis that each Unit not sold had a deemed net invoice price (including allowable deductions) equal to $2,000.00 (U.S) for the Commercial Unit and $500.00 (U.S.) for the Non-Commercial Unit; or

     (b) revoke the exclusive nature of this Licence and deem the License to be non- exclusive in the Territory or certain countries in the World, as the case may be; or

     (c) terminate this Agreement in accordance with Section 15.01.



                                 ARTICLE ELEVEN

                       PROTECTION OF LICENCED TECHNOLOGY

11.01 Infringement. During the Tenn of this Agreement and any renewal or extensions thereof:

     (a) the Licensee shall promptly notify the Licensor of any and all infringements, illegal use or misuse ("Infringements") of the Licenced Patents, Copyright Works, Trade Mark or Technical Information as same relates to the Licenced Products which come to its attention.

     (b) the Licensee shall promptly deal with such Infringements in the Territory, in which case the Licensee shall be entitled to commence action to protect its interest in the Licenced Patents, Copyright Works, Trade Mark or Technical Information, obtain judgment, and to settle or compromise any such actions so long as same does not affect the validity of the Licenced Patents and the Licensee's obligations under this Agreement. In the event that the Infringement includes any unauthorized production and sale of Licenced Products or Parts by a third party , any compensation resulting therefrom shall be applied as follows: firstly, the legal costs incurred by the Licensee in the action; and secondly, the residue shall be apportioned between the Licensor and Licensee on a pro rata basis having regard to the profits and royalties that would otherwise have been made or payable to the parties, as the case may be, on the distribution and sale of the Licenced Products and Parts as if same had been distributed and sold by the Licensee and not the infringing party .

     (c) The Licensor agrees to provide the Licensee with such information and assistance as is necessary to permit the Licensee to deal with Infringements pursuant to paragraph (b) above.

     (d) Notwithstanding Section 11.01(b) hereof, in the event the Licensor and the Licensee agree to jointly deal with such Infringement, any compensation resulting from the joint action shall first be applied in payment of the legal costs incurred by the parties and the balance shall be shared by the parties in accordance with the apportionment referred to in Section 11.01(b) above.


     (e) The Licensor agrees to indemnify and same harmless the Licensee for any and all costs incurred by the Licensee should the Licensor be in breach of its covenant set out in section 6.01(c) of this Agreement.

11.02 Validity. The Licensee acknowledges the validity of the Licenced Patents, the Copyright Works, and Trade Mark and agrees to take no action, directly or indirectly, contesting or in any way impairing the rights of the Licensor in them or their validity .

11.03 Grey Market Sales. Should the Licensee lose the exclusive rights in certain countries of the World as provided for in this Agreement which exclusive rights are granted to a third party , the Licensee shall not sell Licenced Products or Parts outside the Territory or to any person within the Territory who the Licensee has reason to believe is reselling or intends to resell the Licenced Products or Parts outside the Territory. The "reason to believe" in this section may originate with the Licensor. The Licensor will include a provision similar to this one in its Agreements with other licensees, in order to protect the Territory of the Licensee, to the extent permitted at law. The parties acknowledge that this provision may be subject to any prevailing laws of certain jurisdictions which are designed to minimize restraint of trade between or among jurisdictions.

11.04 Marking. Each Product sold by the Licensee shall be marked with the Trade Mark and reference to the Licenced Patents and Copyright Works in a manner reasonably specified by the Licensor. The Licensee shall at the request of the Licensor reasonably co-operate in an application to register the Licensee as a user of the Trade Mark.

11.05 Quality Control. Each Licenced Product, and every component, sold by the Licensee shall be of good commercial quality .On reasonable notice the Licensor may inspect the manufacturing premises and the Licenced Products made by the Licensee in order to ensure that the Licenced Products and components meet this standard.



                                 ARTICLE TWELVE

                              LICENCE IMPROVEMENTS

12.01 Patent Improvements By Licensor. In case the Licensor makes or obtains any Improvements during the Term of this Agreement, the Licensor shall disclose the same to the Licensee and the Licensee may use these Improvements under the same royalty arrangements and terms as contained herein. If the Improvement is patentable, the Licensor may prepare, file and process any application for a patent as it sees fit. Without further consideration, effective as of the date such patent is issued, the Licensor hereby grants to the Licensee a licence to any patent issued on such Improvement under the same arrangements and terms as contained herein.

12.02 Patent Improvements By Licensee or Affiliate. In consideration of the Licensor granting this licence to the Licensee, the Licensee agrees that if the Licensee or any of its Affiliates makes or obtains any non-patented Improvement related to the Licenced Product during the term of this Agreement, the Licensee shall disclose and shall cause its Affiliates to disclose same to the Licensor. The Licensor and its other licensees may use such Improvement without payment to the Licensee. If the Improvement is patentable, the Licensor may prepare, file and process any application for a patent in its name and the Licensee shall execute such further documents as are necessary for such purposes. Without further consideration, effective as of the date such patent issued, the Licensee hereby grants to the Licensor the right to apply for patents on such Improvements outside the Territory, and to use or licence such patents outside the Territory. In order to facilitate such applications, the Licensee agrees to make available to the Licensor applicable drawings or renderings of such patented Improvements.

12.03 Consultation with Licensor. All Improvements, including without limitation, improvements, modifications, or changes to the Copyright, Technical Information or Trade Marks shall first be discussed and developed in consultation with the Licensor. Furthermore, copies of the software program including source codes and electronic hardware designs, layouts and schematics shall be immediately provided to the Licensor on an ongoing basis as such improvements are made.

                                ARTICLE THIRTEEN

                                SAMPLE AND PARTS

13.01 Purchase or Units From Licensee. In each year during the Term of this Agreement, upon the request of the Licensor, the Licensee shall provide to the Licensor at no cost to the Licensor (except freight and insurance), two (2) representative samples of the Licenced Product being manufactured by the Licensee. The Licensor, shall be entitled in each year to purchase ten (10) additional Units (not intended for resale) at a price equal to the Licensee's cost to manufacture, plus fifteen percent (15%) exclusive of freight and insurance.



                                ARTICLE FOURTEEN

                                NON-COMPETITION

14.01 Non-Solicitation and Non-Competition. The Licensee, any Affiliate and each of the Licensee's present or future directors, officers or shareholders hereby agree during the currency of this Agreement and for a period of

(i)        ten years,
(ii)       five years, or
(iii)      three years, or (iv) two years

following the expiration of this Agreement it or they, as the case may be, shall not either individually or in partnership or in conjunction with any person or persons, firm, association, syndicate, company or corporation, as principal, agent, director, officer, employee, investor or in any other manner whatsoever, directly or indirectly, carry on, be engaged in, be interested in, or be concerned with, or employed by any such person or persons, firm, association, syndicate, company or corporation, carrying on, engaged in, interested in or concerned with, a business which is similar to the Business of the Licensor;

     (a) throughout the World,

     (b) within the United States of America, Mexico and Canada, the countries comprising the E.E.C., Asia, Australia and New Zealand,

     (c) within the United States of America, Mexico, Canada, and the countries comprising the E.E.C.,

     (d) within the United States of America, Mexico and Canada.

Provided that each combination of time and area referred to above shall be separable so that if any provision as to time in Section 14.01 (i), (ii), (iii) or (iv) or any provision as to geographic area in Section 14.01 (a), (b),(c) or
(d) is determined to be void or unenforceable the next lesser period as to time or next smaller geographic area as the case may be, shall apply and so on and the invalidity of any greater period as to time or larger geographic area shall not be deemed to affect or impair the validity of any other provision or covenant which are hereby declared to be separate and distinct. The term "Business" of the Licensor shall for the purposes of this Section mean the business of manufacturing, selling, leasing or otherwise distributing electronic scoring dart board games.


                                ARTICLE FIFTEEN

                                  TERMINATION

15.01 Termination by Licensor. The Licensor, may at its option (without prejudice to any other right that it may have hereunder), terminate this Agreement by written notice in anyone of the following events:

     (a) If the Licensee makes any assignment of assets or business for the benefit of creditors, or if a trustee or receiver is appointed to administer or conduct each of their businesses or affairs, or if either is adjudged in any legal proceeding to be either a voluntary or involuntary bankrupt, or if either shall enter into liquidation whether compulsory or voluntary (other than for the purpose of reconstruction or amalgamation) which in any above instances is not reversed within ninety (90) days;

     (b) If the Licensee  breaches  Articles Three,  Eight, or Sections ll.02 or
14.01 of this Agreement which is not cured within thirty (30) days;

     (c) If the Licensee breaches any other material term of this Agreement and fails to correct its breach within thirty (30) days of the date on which notice of the breach is given to it by the Licensor;


     (d) If the Licensee fails to maintain the annual minimum performance levels set out in Section 10.01;

     (e) If the Licensee claims the benefit of any curative period referred to herein more than once in any year during the Term of this Agreement;

     (f) If the Licensee fails to have any of its subcontractors, as a precondition of dealing with them, first execute the Licensor's Third party Confidentiality & Ownership Agreement and to provide a copy of same to the Licensor forthwith, or if any such Third Party breaches a term of that agreement, and the Licensee within ten (10) days of notice of such breach fails to take steps to seek and obtain injunctive and other equitable relief in a court of competent jurisdiction at its expense, and such relief is an available remedy; or

     (g) If there is a purported Assignment of this Agreement in whole or in part by the Licensee or a Change of Control in the Licensee which is not in accordance with the provisions of this Agreement.


15.02 Termination by Licensee. The Licensee may, at its option (without prejudice to any other right it may have hereunder) terminate this Agreement by written notice if a final injunction is granted by a court of competent jurisdiction prohibiting the Licensee from using the Licenced Patents in such Territory;

15.03 Force Majeure. If the Licensee is temporarily unable to perform its covenants and obligations hereunder because of Force Majeure, then the time limited for carrying out the same shall be extended by the effective period of Force Majeure applicable thereto;

15.04      Results of Termination or Expiry.

     (a) The right of termination under this Agreement by either party shall be in addition and without prejudice to any other rights to which such party may be entitled at law or under this Agreement by way of damages, accounting or otherwise and any such termination shall not affect such party's rights to any other remedies to which it may be entitled by reason of any breach hereunder up to the date of such termination, provided further that no termination or expiration of this Agreement shall serve to release any party from any condition, duty or obligation accrued or incurred at the time of, prior to, or in connection with the termination or expiration;


     (b) On termination or expiry of this Agreement, the Licence granted hereunder shall become void and the Licensee shall immediately cease and desist in utilizing the Licenced Patents, Copyright Works, Technical Information and Trademark, and shall cease all manufacture and sale of Licenced Products and Parts. The Licensee shall thereupon deliver to the Licensor all Copyright and Technical Information provided for hereunder in tangible forms; transfer and convey to the Licensor or to another party at the direction of the Licensor for $1.00 consideration any and all right, title and interest of the Licensee relating to any Improvement, Copyright and Technical Information owned or controlled by the Licensee, and any Tooling, Stamping or Machinery owned or controlled by the Licensee, wherever situate, used in the manufacture of the Licenced Products; and execute any and all further documents or further assurances to evidence the Licensor's ownership of any Improvements in accordance with this Agreement.


     (c) Notwithstanding the other provisions of this Agreement, the Licensee shall have six (6) months after termination in which to dispose of all Licenced Products and Parts therefore and for this purpose, a special non-exclusive licence shall continue in accordance with the terms hereof for such period of six (6) months.

     (d) The Licensor's right to receive all payments due to the Licensor under the terms of this Agreement accrued to the date of such termination shall continue unaffected by such termination.



                                ARTICLE SIXTEEN

                                   INSURANCE

16.01 Disclaimer of Liability. The parties shall each obtain and maintain in good standing policies of insurance sufficiently covering the Licenced Product or public liability, personal injury or death, that may arise against such party having regard to the insurance risks attributable to each parties' business and obligations hereunder. The Licensee shall promptly provide to the Licensor a copy of such policies of insurance, noting the Licensor's interest therein. Subject to Section 6.01 nothing contained in this Agreement shall be construed as a guarantee, warranty or representation by the Licensor with respect to the use of any rights granted under this Agreement. The Licensee shall defend, indemnify and hold harmless the Licensor from and against any and all claims, demands, liabilities, costs and expenses (including reasonable legal fees) based on or resulting from any personal injury or death to any person arising out of or in connection with this Agreement or the Licenced Products, including from any product defects in the Licenced Products manufactured hereunder by the Licensee and its sublicensees. The Licensor and Licensee shall promptly notify the other of any such claim, demand, liability or expense if the same comes to the other party's attention.



                               ARTICLE SEVENTEEN

                                    GENERAL

17.01 Governing Law. All matters affecting the interpretation, form, validity, enforcement and performance of this Agreement shall be decided under the laws of the Licensor's Canadian corporate solicitors, being the Province of Ontario and the parties hereby irrevocably attorn to the jurisdiction of the Province of Ontario.


17 .02       Arbitration.  In the event any dispute  hereunder by the parties in regard to their respective rights and obligations or in respect to any interpretation of the meaning of any part of this Agreement is not resolved amicably between themselves within sixty (60) days the dispute shall be settled by arbitration, with arbitrators to be selected and proceedings conducted in accordance with the rules of Arbitration Act of Ontario, S.O 1991, c.17, to which each party is hereby bound. The arbitration shall be held in the Regional Municipality of Niagara, Ontario. Judgment upon the award rendered may be entered in any court having jurisdiction, or application may be made to such court for judicial acceptance of the aware or order of enforcement.

17 .03      Notice. All  notices  authorized or required to be given pursuant to this Agreement shall be in writing and either delivered by hand, sent by telecommunications or mailed by prepaid registered mail as follows:

A.           In the case of the Licensor:

             High Flyte International Ltd. In Trust,
             c/o Douglas, Stewart & Morningstar,
             Canadian Corporate Solicitors,
             400 -55 King Street,
             St. Catharines, Ontario,
             Canada L2R 3H5

             Attention: The President

B.           In the case of the Licensee:

             Optima Global Corporation
             205 Worth Avenue, Suite 201
             Palm Beach, Florida, U.S.A.
             33480


             Attention: The President

     Any notice or other communication shall be effective, if delivered, on the day on which it was delivered, if sent by telecommunication, on the first business day following the day on which it was dispatched, and if mailed, on the tenth business day following the date on which it was mailed.

     No party shall mail any notice or other communication when a threatened or actual work stoppage exists at the post office from, or to, which the notice or other communication is being sent. A party may change its address for receipt of notices by notice to the other party.

17 .04       Assignment  and  Change  of  Control.  This  Agreement  may not  be
assigned in whole or in part by the Licensee nor shall there be a Change of Control in the Licensee without the prior written consent of the Licensor. The licence granted in this Agreement is personal to the Licensee and may not be sublicenced by the Licensee without the prior written consent of the Licensor, provided that this provision shall not be construed as prohibiting the Licensee from entering into subcontracting agreements for the supply of services or goods. The Licensor may assign this Agreement in whole or in part so long as the assignee agrees to be bound by the terms of this Agreement.


17.05 Waiver. No waiver by a party of any breach of any of the provisions of this Agreement by the other party shall take effect or be binding upon the party unless agreed in writing. A waiver shall not limit or affect the rights of the party with respect to any other breach. All rights and remedies are cumulative and may be exercised at any time and from time to time independently or in combination.

17 .06 Funds. This is an international licensing transaction in which the specification of and payment in lawful money of the United States of America ("Dollars") is of the essence and the Dollar shall be the currency of account and payment in all events. The payment obligations hereunder shall not be discharged by an amount paid in another currency, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on prompt conversion to Dollars does not yield the amount of Dollars due hereunder. In the event that any payment whether pursuant to a judgment or otherwise, upon such conversion does not result in payment of such amount of Dollars, the Licensee shall immediately upon demand by the Licensor make up any such deficiency.

17.07 No Partnership. Nothing in this Agreement is intended to create or shall be construed as creating a partnership, agency, joint venture, association or trust between the parties.

17 .08       Severability.  The  invalidity of any  provision of this  Agreement shall not affect the enforceability of the other provisions of this Agreement, and the invalidity of any provision of this Agreement shall merely render the invalid provision ineffective.

17 .09       Counterparts.  This Agreement may be executed in  counterparts  and when each party has signed and delivered at least one such counterpart, each counterpart shall be deemed as original and when taken with other signed counterparts shall constitute one agreement which shall be binding upon and effective as to all parties.

17.10 Facsimile. This Agreement may be executed by facsimile and such facsimile if executed in counterpart shall form one binding agreement of the parties.

17.11 Successors and Assigns. This Agreement will be binding upon and enure to the benefit of the parties and their respective successors, assigns, heirs and executors.

     IN WITNESS WHEREOF the parties have executed this Agreement as of the date first mentioned above.

                     )
                     ) HIGH FLYTE INTERNATIONAL LTD.
                     ) "In Trust" by its Canadian Corporate Solicitors, ) DOUGLAS, STEWART & MORNINGSTAR
                     ) duly authorized on the behalf
                     )
                     ) per:  /s/ Mark F. Stewart
                     )           Mark F. Stewart
                     ) I have authority to bind the Corporation
                     )
                     ) OPTIMA GLOBAL CORPORATION
                     )
                     )
                     ) per:
                     ) (duly authorized officer)
                     ) I have authority to bind the Corporation

                                 Schedule "A"


                      Attached to and forming part of the
          Agreement between HIGH FLYTE INTERNATIONAL LTD. IN TRUST and
             OPTIMA GLOBAL CORPORATION dated September 1, 2000.


                   JURISDICTIONS OF PATENT (Issued or Pending)
                  -------------------------------------------


1.    United States of America
2.    Canada
3.    Mexico
4.    United Kingdom
5.    France
6.    Germany
7.    Spain
8.    Austria
9.    Italy
10.   China
11.   Japan
12.   Australia
13.   New Zealand

                                  Schedule "B"

                      Attached to and forming part of the
          Agreement between HIGH FLYTE INTERNATIONAL LTD. in trust and
             OPTIMA GLOBAL CORPORATION, dated September 1, 2000.



                          THIRD PARTY CONFIDENTIALITY
                             & OWNERSHIP AGREEMENT


     THIS AGREEMENT entered into this day of , 2000, by and between and among OPTIMA GLOBAL CORPORATION ("OGC"), and HIGH FLYTE INTERNATIONAL LTD. in trust ("High Flyte) and (the "Undersigned")


     WHEREAS OGC is a party to a certain Licence Agreement (the "Licence Agreement") dated September 1, 2000 with High Flyte;

     AND WHEREAS section 8.02 of the Licence Agreement requires that the Undersigned first execute this Third party Confidentiality & Ownership Agreement as a precondition of OGC dealing with the Undersigned;

     AND WHEREAS the Undersigned wishes to deal with OGC;


     NOW THEREFORE in consideration of OGC agreeing to deal with the Undersigned and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.      The  Undersigned  agrees that all  information  and  documentation  made available or disclosed to the Undersigned by OGC or High Flyte (the "Confidential Information") shall be received and treated by the Undersigned on a confidential and restricted basis, and shall not be disclosed to any party, firm or corporation, or used by the Undersigned, directly or indirectly, except as expressly approved in writing by High Flyte.

2. The Undersigned acknowledges the validity of the Licensed Patents, the Copyright Works and Trademark being licensed to OGC under the Licence Agreement, and agrees to take no action, directly or indirectly, contesting or in any way impairing the rights of OGC or High Flyte in them or their validity.

3. The Undersigned, and each of its present or future directors, officers, or shareholders or employees agree during the currency of the Licence Agreement (whether or not OGC continues to deal with the Undersigned), and for a period of:

(i)    ten years,
(ii)   five years, or
(iii)  three years, or (iv) two years

following the expiration of the Licence Agreement it or they, as the case may be, shall not either individually or in partnership or in conjunction with any person or persons, firm, association, syndicate, company or corporation, as principal, agent, director, officer, employee, investor or in any other manner whatsoever, directly or indirectly, carry on, be engaged in, be interested in, or be concerned with, or employed by any such person or persons, firm, association, syndicate, company or corporation, carrying on, engaged in, interested in or concerned with, a business which is similar to the Business of OGC and/or High Flyte;

(a) throughout the World,

(b) within the Territory, the countries comprising the E.E.C., Asia, Australia and New Zealand,

(c) within the Territory and the countries comprising the E.E.C., (d) within the Territory .

Provided that each combination of time and area referred to above shall be separable so that if any provision as to time in Section 3 (i), (ii), (iii) or
(iv) or any provision as to geographic area in Section 3 (a), (b), (c) or (d) is determined to be void or unenforceable the next lesser period as to time or next smaller geographic area as the case may be, shall apply and so on and the invalidity of any greater period as to time or larger geographic area shall not be deemed to affect or impair the validity of any other provision or covenant which are hereby declared to be separate and distinct. The term "Business of OGC and/or High Flyte" shall for the purposes of this Section mean the business of manufacturing, selling, leasing or otherwise distributing electronic scoring dart board games.


4. The Undersigned acknowledges that in the event that there is a breach of any provisions of this Agreement by the Undersigned, money damages alone would not be an adequate and complete remedy to High Flyte or OGC, and either or all of them shall therefore be entitled to seek and obtain injunctive and other equitable relief in a court of competent jurisdiction, including money damages and recovery of High Flyte and OGC's legal costs on a solicitor and client basis.

5. The Undersigned will use all reasonable means to safeguard such information and will not make any copies or reproductions of such Confidential Information, all of which will be returned immediately to High Flyte or OGC upon completion of their business dealings with OGC or immediately upon OGC's or High Flyte's request.

6. The invalidity of any provision of this Agreement shall not affect the enforceability of the other provisions of this Agreement, and the invalidity of any provision of this Agreement shall merely render the invalid provision ineffective.


7. Nothing herein shall entitle the Undersigned, or its agents, officers, directors or employees, to any right to the use of the Confidential Information, all rights and interests shall remain exclusively with High Flyte.

8. This Agreement shall be governed and construed in accordance with the laws of the Province of Ontario, Canada.


     IN WITNESS WHEREOF the parties have executed this Agreement as of the date first mentioned above.

                                  )
                                  )
                                  ) OPTIMA GLOBAL CORPORATION
                                  )
                                  )
                                  )
                                  ) per:
                                  ) (authorized signing officer on behalf of ) OGC & High Flyte)
                                  ) I have authority to bind both of the
                                  ) Corporations
                                  )
                                  )
                                  )
                                  ) "The Undersigned"
                                  )
                                  )
                                  )

                          HIGH FLYTE INTERNATIONAL LTD.
                                    In Trust


                                the Licensor

                                      and



                           OPTIMA GLOBAL CORPORATION

                                  the Licensee




                               LICENCE AGREEMENT




                                DOUGLAS, STEWART
                                 & MORNINGSTAR,
                            Barristers & Solicitors,
                           55 King Street, Suite 400,
                            St. Catharines, Ontario,
                                Canada, L2R 3H5

                         Canadian Corporate Solicitors
                       for HIGH FLYTE INTERNATIONAL LTD.
                                    IN TRUST

                           Attention: Mark F. Stewart